UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 15, 2008

CANYON RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11887	84-0800747
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14142 Denver West Parkway, Suite 250
Golden, Colorado 80401
(Address of principal executive offices) (Zip Code)

(303) 278-8464
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 15, 2008, Canyon Resources Corporation, (“Canyon”), entered into an option agreement (the "Option Agreement") with Golden Predator Mines US Inc., a wholly-owned subsidiary of Golden Predator Mines Inc., a corporation incorporated under the laws of the province of British Columbia. Pursuant to the Option Agreement, Golden Predator will assume Canyon’s interest in the advanced stage Adelaide and Tuscarora gold exploration properties (the “Properties”) located in Humboldt and Elko Counties in Nevada in exchange for certain cash payments and the assumption of Canyon’s obligations to Newmont Capital Limited ("Newmont") as defined in the Adelaide Project and Tuscarora Project Minerals Lease, Sublease and Agreement dated December 29, 2006 (“Minerals Lease”) between Canyon and Newmont. Canyon will retain a net smelter returns royalty of up to 1.5% but not less than 0.5% depending on the total royalty burden on individual claims of the Properties and the prevailing quarterly average gold price. On February 15, 2008, Golden Predator made an initial payment to Canyon of approximately $507,000 on closing of the transaction.

On February 20, 2008, Canyon issued a press release announcing that it had entered into the Option Agreement. A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1	Canyon Resources Corporation news release PR08-03 dated February 20, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANYON RESOURCES CORPORATION

Date: February 20, 2008	By:	/s/ David P. Suleski
David P. Suleski Vice President and Chief Financial Officer

Exhibit Index

99.1	Canyon Resources Corporation news release PR08-03 dated February 20, 2008.